Exhibit 10.1
PSYCHEMEDICS CORPORATION
2006 EQUITY INCENTIVE PLAN
     1. Establishment, Objectives and Duration
     A. Establishment of the Plan. Effective March 22, 2006 (the “Effective Date”), Psychemedics Corporation, a Delaware corporation (hereinafter referred to as the “Company”), established an incentive compensation plan known as the Psychemedics Corporation 2006 Equity Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.
     B. Purpose. The purpose of the Plan is to encourage key employees of the Company and of any present or future parent or subsidiary of the Company (collectively, “Related Corporations”) and other individuals who render services to the Company or a Related Corporation (collectively “Participants”), by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as “incentive stock options” (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) the grant of options which do not qualify as ISOs (“Non-Qualified Options”); (c) the issuance of the Company’s Common Stock, par value $.005 per share (“Common Stock”) subject to restrictions and to possible forfeiture upon the occurrence of specified events (“Restricted Stock”); (d) awards of shares of Common Stock (“Stock Bonus Awards”); or (e) other stock-based awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on the Common Stock, including, but not limited to performance units, stock appreciation rights (payable in shares), restricted stock units or dividend equivalents, each of which may be subject to certain vesting requirements or to the attainment of certain pre-established performance goals (hereinafter referred to collectively as “Other Stock-based Awards”). Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.” Options, Restricted Stock, Stock Bonus Awards and Other Stock Based Awards are referred to hereafter collectively as “Awards.” As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation,” respectively, as those terms are defined in Section 424 of the Code
     C. Prior Plan Superseded. Subject to shareholder approval of this Plan at the Company’s 2006 Annual Stockholders’ Meeting, this Plan is intended to replace and supersede the Company’s 2000 Stock Option Plan as amended (the “Prior Plan”), provided, however that each outstanding option under the Prior Plan shall remain in full force and effect in accordance with the terms of the option agreement evidencing such option as in effect on the Effective Date, and provided further however, that in the event this Plan is not so approved by the stockholders of the Company, then the 2000 Stock Option Plan shall remain in existence.
     D. Duration of the Plan. The Plan commenced on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to paragraph 11 hereof, until all shares subject to it shall have been purchased or acquired according to the Plan’s provisions.
     2. Administration of the Plan.
     A. Board or Committee Administration. The Plan shall (be administered by the Board of Directors of the Company (the “Board”) or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the “Committee”). Hereinafter, all references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Award by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to:
     1. construe and interpret the Plan, any written agreement evidencing an Award (an “Award Agreement”) and any other agreement or document executed pursuant to the Plan;
     2. prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the forms and agreements used in connection with the Plan; provided that the Committee may delegate to the President the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;
     3. select persons to receive Awards;
     4. determine the terms of Awards;
     5. determine the number of Shares or other consideration subject to Awards;
     6. determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company;
     7. grant waivers of Plan or Award conditions;

     8. determine the vesting, exercisability, transferability, and payment of Awards;
     9. correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;
     10. determine whether an Award has been earned;
     11. amend the Plan; or
     12. make all other determinations necessary or advisable for the administration of the Plan.
     The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
     B. Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.
     C. Grant of Awards to Board Members. Awards may be granted to members of the Board. All grants of Awards to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Awards pursuant to the Plan or (ii) have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Awards, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Awards.
     D. Performance-Based Compensation. The Board, in its discretion, may take such action as may be necessary to ensure that Awards granted under the Plan qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder (“Performance-Based Compensation”). Such action may include, in the Board’s discretion, some or all of the following (i) if the Board determines that Awards granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Awards to constitute Performance-Based Compensation, by a Committee consisting solely of two or more “outside directors” (as defined in applicable regulations promulgated under Section 162(m) of the Code) and (ii) Awards granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Award or the disposition of Common Stock acquired pursuant to such Award, to constitute Performance-Based Compensation.
     E. Section 409A of the Code. The Committee, in its discretion, may take such action as may be necessary to ensure that Awards granted under the Plan are in compliance with, or are exempt from, the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Plan or any agreement granting an Award under the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Committee without the consent of the Grantee).
     3. Eligible Employees and Others. ISOs may be granted only to employees of the Company or any Related Corporation. Awards other than ISO may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a Participant’s individual circumstances in determining whether to grant an Award. The granting of any Award to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Awards.
     4. Stock.
     A. Aggregate Limit. The stock subject to Awards shall be authorized but unissued shares of Common Stock, or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 250,000, subject to adjustment as provided in paragraph 10. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, or if restricted shares of Common Stock or other Award issued under the Plan subject to a vesting schedule shall be repurchased by the Company or canceled prior to being fully vested, the shares of Common Stock subject to such Option that are unpurchased, the restricted shares of Common Stock that are repurchased, or the shares subject to the other Award that is canceled as the case may be, shall again be available for grants of Awards under the Plan.

     B. Per Person Limit. No employee of the Company or any Related Corporation may be granted Awards covering, in the aggregate, more than 100,000 shares of Common Stock under the Plan during any fiscal year of the Company.
     C. Adjustment of Shares. If the number of outstanding shares of Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of shares of Common Stock reserved for issuance under the Plan set forth in subparagraph A , (b) the exercise prices of and number of shares of Common Stock subject to outstanding Options and Other Stock-Based Awards, (c) the 250,000 maximum number of shares that may be issued under the Plan, and (d) the 100,000 maximum number of shares that may be issued to an individual in any one calendar year set forth in subparagraph B, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.
     5. Granting of Awards. Awards may be granted under the Plan at any time on or after the Effective Date. The date of grant of an Award under the Plan will be the date specified by the Committee at the time it grants the Award; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.
     6. Options.
     A. General. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in this paragraph 6 and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine.
     B. Exercise Price for Options. The exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.
     C. $100,000 Annual Limitation on ISO Vesting. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.
     D. Determination of Fair Market Value. The “fair market value” of the Company’s Common Stock shall be determined as of the trading day next preceding the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, “fair market value” shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.
     E. Option Duration. Subject to earlier termination as provided in subparagraphs G and H below or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation.
     F. Exercisability of Options. Each Option granted under the Plan shall be exercisable as follows:

     1. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.
     2. Full Vesting of Installments. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.
     3. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.
     4. Acceleration of Vesting. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code.
     G. Termination of Employment. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as those terms are defined below, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the date of termination of his or her employment. For purposes of this subparagraph G, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee’s right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this subparagraph G, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Option the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     H. Death; Disability. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, permanent and total disability (as defined in Section 22(c)(3) of the Code or any successor statute), any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of such death, or permanent and total disability, by the optionee, or if he or she is not living, by his or her estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) one year from the date of termination of employment.
     I. Assignability. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Non-Qualified Options shall be transferable to the extent set forth in the agreement relating to such Non-Qualified Option.
     J. Exercise of Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee and consistent with applicable law, by delivery of the grantee’s personal recourse note bearing interest payable not less frequently than annually at a rate not less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code and secured by such collateral as may be required by the Committee, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the optionee’s direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 4(C) with respect to changes in capitalization, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     7. Restricted Stock. Restricted Stock awards shall be evidenced by written agreements (which need not be identical) in such forms as the Committee may from time to time approve, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon (which may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber shares while such shares are subject to other restrictions imposed under this paragraph 7), the duration of such restrictions; the events (which may, in the discretion of the Committee, include performance-based events or objectives) the occurrence of which would cause a forfeiture of the Restricted Stock in whole or in part; and such other terms and conditions as the Committee in its discretion deems appropriate. If so determined by the Committee at the time of an award of Restricted Stock, the lapse of restrictions on Restricted Stock may be based on the extent of achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Restricted Stock awards shall be effective upon execution of the applicable Restricted Stock agreement by the Company and the grantee. Following a Restricted Stock award and prior to the lapse or termination of the applicable restrictions, the share certificates for such Restricted Stock shall be held in escrow by the Company. Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the Restricted Stock shall be issued or delivered to the grantee. From the date a Restricted Stock award is effective, the grantee shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.
     8. Stock Bonus Awards.
     A. Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of shares of Common Stock (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Related Corporation. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to paragraph 2(A)(2) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for such shares awarded pursuant to a Stock Bonus Award.
     B. Terms of Stock Bonus Awards. The Committee will determine the number of shares of Common Stock to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals during any performance period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance targets during a particular performance period, the Committee shall: (a) determine the nature, length and starting date of any such performance period for the Stock Bonus Award; (b) select the performance targets to be used to measure performance goals; and (c) determine the number of shares of Common Stock that may be awarded to the Participant. Prior to the issuance of any shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different performance periods and different performance targets and other criteria. The number of shares of Common Stock subject to Stock Bonus Awards may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
     C. Payment to Participant. Subject to the provisions of Section 409A of the Code, the Committee will determine whether the earned portion of a Stock Bonus Award will be paid to the Participant currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. To the extent permissible under law, including said Section 409A, the Committee may also permit a Participant to defer payment under a Stock Bonus Award to a date or dates after the Stock Bonus Award is earned.
     9. Other Stock-Based Awards. The Committee is authorized to grant other Awards in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of the Other Stock-Based Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any performance goals and performance periods that may apply with respect to the grant of such Other Stock-Based Awards. Such Other Stock-Based Awards shall be evidenced by written agreements (which need not be identical) in such forms as the Committee may from time to time approve, which shall include such terms and conditions as the Committee in its discretion deems appropriate. Other Stock-Based Awards shall be effective upon execution of the applicable Other Stock-Based Award agreements by the Company and the grantee.
     10. Corporate Transactions.
     A. Assumption or Replacement of Awards by Successor. In the event of: (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (ii) a dissolution or liquidation of the Company, (iii) the sale of substantially all of the assets of the Company, (iv) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company)(any of the foregoing hereinafter referred to as a “Corporate Transaction”), any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants in the Plan. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to such Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding shares of Common Stock of the Company held by such Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to such Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the shares of Common Stock subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the transaction or at the time of dissolution or liquidation.
     B. Other Treatment of Awards. Subject to any greater rights granted to Participants under subparagraph A, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.
     C. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares of Common Stock issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new

Option may be granted with a similarly adjusted exercise price.
     11. Duration of Plan; Amendment of Plan. This Plan was adopted by the Board on March 22, 2006 and approved by the shareholders of the Company at the 2006 Annual Meeting of Stockholders on May 11, 2006. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 10); (b) the provisions of paragraph 3 regarding eligibility for grants of lSOs may not be modified; and (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to Options may not be modified (except by adjustment pursuant to paragraph 4C or paragraph 10). Except as otherwise provided in this paragraph 11, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee’s consent, under any Award previously granted to such grantee.
     12. Application Of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.
     13. Notice to Company of Disqualifying Disposition. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.
     14. Withholding of Income Taxes.
     A. Withholding Generally. Whenever shares of Common Stock are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.
     B. Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the shares of Common Stock to be issued that number of whole shares having a fair market value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have shares of Common Stock withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.
     15. Governmental Regulation. The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.
     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.
     16. Governing Law. The validity and construction of the Plan and the instruments evidencing Awards shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.